                                                                    EXHIBIT 99

                         INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS
Unaudited Pro Forma Condensed Consolidated Financial
  Statements -- Summary.....................................   F-2
Unaudited Pro Forma Condensed Consolidated Balance
  Sheet -- March 31, 1998...................................   F-3
Notes to Unaudited Pro Forma Condensed Consolidated Balance
  Sheet.....................................................   F-4
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 1997...........   F-5
Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Operations for the year ended December 31,
  1997......................................................   F-6
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the three months ended March 31, 1998......   F-8
Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Operations for the three months ended March
  31, 1998..................................................   F-9

                         INTERMEDIA COMMUNICATIONS INC.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                                    SUMMARY

     The accompanying unaudited pro forma condensed consolidated balance sheet of Intermedia Communications Inc. (Intermedia) at March 31, 1998, includes the historical and pro forma effects of the acquisition of National Telecommunications, Inc. Companies (collectively, National), which was consummated on April 30, 1998. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997, have been prepared to reflect the aforementioned purchase transactions, as well as the historical and pro forma effects of the acquisitions of Shared Technologies Fairchild, Inc. (STFI), which was consummated on March 10, 1998, the Long Distance Savers Group of Companies (collectively, LDS), which was consummated on March 31, 1998, and DIGEX, Incorporated (DIGEX), which was consummated in July 1997 and the March, July, October and December 1997 Offerings, as if they were consummated on January 1, 1997.

     The pro forma effects are based on the historical financial statements of the acquired businesses giving effect to these transactions under the purchase method of accounting. As such, the total cost of all acquisitions have or will be allocated to the net tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of each acquisition. Such allocations and the related amortization periods for purchase transactions recently consummated will be based on valuations or other data which have not yet been completed or obtained. Accordingly, the allocations reflected in the pro forma financial statements are preliminary and subject to revision.

     The unaudited pro forma condensed consolidated financial statements are not intended to purport to be indicative of the actual results of operations or financial position that would have been achieved had the acquisitions or offerings in fact been consummated at the beginning of the periods presented or on March 31, 1998. Such pro forma financial information should be read in conjunction with the Consolidated Financial Statements and Notes of Intermedia.

                         INTERMEDIA COMMUNICATIONS INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998


                                                       HISTORICAL
                                                 -----------------------
                                                     (A)          (B)       PRO FORMA    PRO FORMA
                                                 CONSOLIDATED   NATIONAL   ADJUSTMENTS     TOTALS
                                                 ------------   --------   -----------   ----------
                                                               (DOLLARS IN THOUSANDS)
                                              ASSETS
Current assets:
  Cash and cash equivalents....................   $  335,260    $ 3,425     $(63,083)(c) $  275,602
  Restricted investments.......................        7,534                                  7,534
  Accounts receivable, net.....................      114,200     10,060                     124,260
  Prepaid expenses and other current assets....       18,281                                 18,281
                                                  ----------    -------     --------     ----------
          Total current assets.................      475,275     13,485      (63,083)       425,677
Telecommunications and other equipment.........    1,120,706      6,164       (2,551)(d)  1,124,319
Less accumulated depreciation..................     (107,918)    (2,551)       2,551(d)    (107,918)
                                                  ----------    -------     --------     ----------
Telecommunications and other equipment, net....    1,012,788      3,613            0      1,016,401
Intangible assets, net.........................      894,552          0      141,742(e)   1,041,394
                                                                               5,100(f)
Other assets...................................       43,140        602                      43,742
                                                  ----------    -------     --------     ----------
          Total assets.........................   $2,425,755    $17,700     $ 83,759     $2,527,214
                                                  ==========    =======     ========     ==========

           LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable.............................   $   87,337    $ 6,573                  $   93,910
  Other accrued expenses.......................       80,422      1,037                      81,459
  Current portion of long-term debt and capital
     lease obligations.........................        8,442        509     $   (509)(g)      8,442
                                                  ----------    -------     --------     ----------
          Total current liabilities............      176,201      8,119         (509)       183,811
Long-term debt and capital lease obligations...    1,733,110      2,269       (2,269)(g)  1,733,110
Series B redeemable exchangeable preferred
  stock........................................      334,742                                334,742
Series D redeemable exchangeable preferred
  stock........................................      169,936                                169,936
Series E junior convertible preferred stock....      196,759                                196,759
Stockholders' equity (deficiency):
  Common stock.................................          205          5           (5)(h)        220
                                                                                  15(i)
  Additional paid-in capital...................      390,565      1,811       (1,811)(h)    484,399
                                                                              88,734(i)
                                                                               5,100(f)
  Retained earnings (accumulated deficit)......     (567,863)     5,496       (5,496)(h)   (567,863)
  Deferred compensation........................       (7,900)                                (7,900)
                                                  ----------    -------     --------     ----------
          Total stockholders' equity
            (deficiency).......................     (184,993)     7,312       86,537        (91,144)
                                                  ----------    -------     --------     ----------
          Total liabilities, redeemable
            preferred stock and stockholders'
            equity (deficiency)................   $2,425,755    $17,700     $ 83,759     $2,527,214
                                                  ==========    =======     ========     ==========

                             See Accompanying Notes

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                (MARCH 31, 1998)
                       (DOLLARS AND SHARES IN THOUSANDS)

     (a) This column represents the historical consolidated balance sheet of Intermedia at March 31, 1998.

     (b) This column represents the historical combined balance sheet of National at March 31, 1998.

     (c) This adjustment represents the cash portion of the $151,832 purchase price for National, consisting of 1,455 shares of the Company's common stock valued at $88,749 and $63,083 in cash.

     (d) This adjustment represents the elimination of the National accumulated depreciation as fixed assets will be recorded at fair values, which the Company believes approximate net book values on the date of acquisition.

     (e) This adjustment represents the excess of the total purchase price for National over the fair values of the net tangible and identifiable intangible assets acquired. The allocation reflected in this proforma financial statement is preliminary and subject to change based upon the completion of asset valuations.

     (f) These adjustments represent the elimination of imputed interest related to the STFI purchase resulting from the recognition of the purchase on the January 1, 1998 effective date which preceded the consummation date.

     (g) These adjustments represent payments made by Intermedia to retire the debt of National. Such Payments are included in the purchase price noted at (c) above.

     (h) These adjustments represent the elimination of stockholders' equity of National for pro forma combining purposes.

     (i) These adjustments represent the portion of the National purchase price paid in stock.

                         INTERMEDIA COMMUNICATIONS INC.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(A)
                          YEAR ENDED DECEMBER 31, 1997

                                       HISTORICAL                                                 HISTORICAL
                                 -----------------------                                -------------------------------
                                     (B)          (C)       PRO FORMA      PRO FORMA       (D)        (E)        (F)
                                 CONSOLIDATED    DIGEX     ADJUSTMENTS     SUB TOTALS     STFI        LDS      NATIONAL
                                 ------------   --------   -----------     ----------   ---------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Revenues.......................   $ 247,899     $ 19,646                   $ 267,545    $ 181,827   $122,267   $ 65,243
Costs and expenses:
  Network expenses, facilities
    administration and
    maintenance costs..........     199,139       19,588       (5,400)(g)    213,327      100,356     80,203     47,969
  Selling, general and
    administrative.............      98,598       18,506         (374)(h)    116,730       68,482     31,486     10,428
  Depreciation and
    amortization...............      53,613        3,390        4,741(i)      61,744       19,916      2,895        995
  Charge off of purchased in-
    process R&D................      60,000                                   60,000
                                  ---------     --------    ---------      ---------    ---------   --------   --------
                                    411,350       41,484       (1,033)       451,801      188,754    114,584     59,392
                                  ---------     --------    ---------      ---------    ---------   --------   --------
  Income (loss) from
    operations.................    (163,451)     (21,838)       1,033       (184,256)      (6,927)     7,683      5,851
  Other income (expense):
    Interest expense...........     (60,662)        (784)     (76,491)(j)   (137,937)     (29,775)      (896)      (145)
    Interest and other income
      (expense)................      26,824          486       (5,120)(k)     22,190      (62,428)     4,908        212
                                  ---------     --------    ---------      ---------    ---------   --------   --------
Income (loss) before income
  taxes and extraordinary
  item.........................    (197,289)     (22,136)     (80,578)      (300,003)     (99,130)    11,695      5,918
Income tax (provision)
  benefit......................          --           --                          --         (380)
                                  ---------     --------    ---------      ---------    ---------   --------   --------
Income (loss) before
  extraordinary item...........    (197,289)     (22,136)     (80,578)      (300,003)     (99,510)    11,695      5,918
Extraordinary income (loss)....     (43,834)                                 (43,834)
                                  ---------     --------    ---------      ---------    ---------   --------   --------
Net income (loss)..............    (241,123)     (22,136)     (80,578)      (343,837)     (99,510)    11,695      5,918
Preferred stock dividends and
  accretions...................     (43,742)          --      (28,108)(l)    (71,850)      (4,628)
                                  ---------     --------    ---------      ---------    ---------   --------   --------
Net loss attributable to common
  stockholders.................   $(284,865)    $(22,136)   $(108,686)     $(415,687)   $(104,138)  $ 11,695   $  5,918
                                  =========     ========    =========      =========    =========   ========   ========
Net loss per share.............   $  (17.09)                               $  (24.94)
                                  =========                                =========
Weighted average number of
  shares ......................      16,670                                   16,670
                                  =========                                =========
EBITDA(t)......................   $ (49,838)                               $ (62,512)
                                  =========                                =========


                                  PRO FORMA      PRO FORMA
                                 ADJUSTMENTS     TOTALS(A)
                                 -----------     ---------
Revenues.......................                  $ 636,882
Costs and expenses:
  Network expenses, facilities
    administration and
    maintenance costs..........                    441,855
  Selling, general and
    administrative.............                    227,126
  Depreciation and
    amortization...............     43,037(m)      128,587
  Charge off of purchased in-
    process R&D................                     60,000
                                  --------       ---------
                                    43,037         857,568
                                  --------       ---------
  Income (loss) from
    operations.................    (43,037)       (220,686)
  Other income (expense):
    Interest expense...........     15,974(n)     (141,513)
                                    11,121(o)
                                       145(p)
    Interest and other income
      (expense)................    (20,677)(k)       6,505
                                    62,300(q)
                                  --------       ---------
Income (loss) before income
  taxes and extraordinary
  item.........................     25,826        (355,694)
Income tax (provision)
  benefit......................                       (380)
                                  --------       ---------
Income (loss) before
  extraordinary item...........     25,826        (356,074)
Extraordinary income (loss)....                    (43,834)
                                  --------       ---------
Net income (loss)..............     25,826        (399,908)
Preferred stock dividends and
  accretions...................      4,628(r)      (71,850)
                                  --------       ---------
Net loss attributable to common
  stockholders.................   $ 30,454       $(471,758)
                                  ========       =========
Net loss per share.............                  $  (22.68)
                                                 =========
Weighted average number of
  shares ......................                     20,805(s)
                                                 =========
EBITDA(t)......................                  $ (32,099)
                                                 =========

                             See Accompanying Notes

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                       (DOLLARS AND SHARES IN THOUSANDS)

     (a) The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 does not give effect to any potential cost savings and synergies that could result from the DIGEX, STFI, LDS or National acquisitions. The effect of the write-off of intangible assets associated with the STFI acquisition, consisting of in-process research and development of $85.0 million, has not been reflected in the statement as it is a non-recurring charge. The allocations of purchase price to the fair values of assets and liabilities of STFI, LDS and National is preliminary for purposes of these pro forma financial statements.

     (b) This column represents the historical consolidated results of operations for Intermedia for the year ended December 31, 1997.

     (c) This column represents the operating results for DIGEX for the six months ended June 30, 1997.

     (d) This column represents the historical results of operations of STFI for the year ended December 31, 1997.

     (e) This column represents the historical results of operations of LDS for the year ended December 31, 1997.

     (f) This column represents the historical results of operations of National for the year ended December 31, 1997.

     (g) This adjustment represents the reduction of network lease expense due to unfavorable lease terms accrued for in purchase accounting.

     (h) This adjustment represents the reversal of DIGEX's amortization of deferred compensation associated with stock compensation preceding the purchase.

     (i) This adjustment represents the amortization expense of intangible assets related to DIGEX.

     (j) This adjustment represents interest expense, including amortization of debt discount and finance costs, of $24,400 on the 11 1/4% Senior Discount Notes Due 2007 that were issued in July 1997 (net of $10,800 reduction of interest due to the retirement of the 13 1/2% Senior Notes), $19,800 on 8 7/8% Senior Notes due 2007 that were issued in October 1997 and $43,100 on 8 1/2% Senior Notes due 2008 that were issued in December 1997 as if the Notes had been issued January 1, 1997.

     (k) Where acquisitions were paid all or partially in cash, interest income was reduced to reflect the absence of the cash or investments for the full year.

     (l) This adjustment increases the preferred stock dividends and accretions to amounts that would have been recorded if Intermedia's Series B, D and E preferred stock had been outstanding for the entire period.

     (m) This adjustment represents the additional amortization expense that would have been incurred in connection with the STFI, LDS and National acquisitions. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to either identifiable intangibles such as developed technology and customer lists or goodwill with the weighted average amortization period of 20 years.

     (n) This adjustment represents the elimination of interest expense in STFI's historical financial statements related to the 12 1/4% Senior subordinated Discount Notes purchased by the Company.

     (o) This adjustment represents the elimination of interest expense in STFI's historical financial statements related to the Credit Facility Term Loans and Revolving Credit Facility paid by the Company upon closing of the acquisition.

     (p) This adjustment represents the elimination of interest expense in National's historical financial statements related to the outstanding debt paid by the Company at closing.

     (q) This adjustment represents the elimination of the following non-recurring charges related to the STFI's terminated merger agreement with Tel-Save, Inc. Termination of merger agreement -- $15,000; Termination of long distance service contract -- $36,000; and Retirement of outstanding options held by Tel-Save, Inc. -- $11,300

     (r) This adjustment represents the elimination of preferred stock dividends and accretions of STFI.

     (s) Includes the effect of 2,680 shares issued for LDS and 1,455 shares issued for National.

     (t) EBITDA consists of earnings (loss) before interest expense, interest and other income, income tax (provision) benefit, depreciation, amortization and one-time and certain non-recurring charges, such as the charge for in-process R & D.

                         INTERMEDIA COMMUNICATIONS INC.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(A)
                       THREE MONTHS ENDED MARCH 31, 1998

                                                                      HISTORICAL
                                                           ---------------------------------
                                                               (B)          (C)       (D)       PRO FORMA     PRO FORMA
                                                           CONSOLIDATED     LDS     NATIONAL   ADJUSTMENTS    TOTALS(A)
                                                           ------------   -------   --------   -----------    ---------
                                                                              (DOLLARS IN THOUSANDS)
Revenues.................................................   $ 136,786     $30,012   $17,897                   $ 184,695
Costs and expenses:
  Network expenses, facilities administration and
    maintenance costs....................................     100,266      19,345    12,924                     132,535
  Selling, general and administrative....................      46,347       5,816     3,385                      55,548
  Depreciation and amortization..........................      39,864         655       276      $ 3,528(e)      44,323
  Charge off of purchased in-process R&D.................      85,000                                            85,000
                                                            ---------     -------   -------      -------      ---------
                                                              271,477      25,816    16,585        3,528        317,406
                                                            ---------     -------   -------      -------      ---------
Income (loss) from operations............................    (134,691)      4,196     1,312       (3,528)      (132,711)
Other income (expense):
Interest expense.........................................     (49,301)                  (54)       1,972(f)     (42,229)
                                                                                                      54(g)
                                                                                                   5,100(h)
Interest and other income (expense)......................      10,729          65        22       (1,181)(i)      9,635
                                                            ---------     -------   -------      -------      ---------
Income (loss) before income taxes and extraordinary
  items..................................................    (173,263)      4,261     1,280        2,417       (165,305)
Income tax (provision) benefit...........................                                                             0
                                                            ---------     -------   -------      -------      ---------
Income (loss) before extraordinary item..................    (173,263)      4,261     1,280        2,417       (165,305)
Extraordinary income (loss)..............................                                                             0
                                                            ---------     -------   -------      -------      ---------
Net income (loss)........................................    (173,263)      4,261     1,280        2,417       (165,305)
Preferred stock dividends and accretions.................     (18,594)                                          (18,594)
                                                            ---------     -------   -------      -------      ---------
Net loss attributable to common stockholders.............   $(191,857)    $ 4,261   $ 1,280      $ 2,417      $(183,899)
                                                            =========     =======   =======      =======      =========
Net loss per share.......................................   $  (10.87)                                        $   (8.44)
                                                            =========                                         =========
Weighted average number of shares........................      17,653                                            21,788(j)
                                                            =========                                         =========
EBITDA(k)................................................   $  (9,827)                                        $  (3,388)
                                                            =========                                         =========

                             See Accompanying Notes

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                       (DOLLARS AND SHARES IN THOUSANDS)

     (a) The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 does not give effect to any potential cost savings and synergies that could result from the LDS or National acquisitions. The allocations of purchase price to fair values of assets and liabilities of STFI, LDS and National are preliminary for purposes of proforma financial statements.

     (b) This column represents the historical consolidated results of operations for Intermedia for the three months ended March 31, 1998.

     (c) This column represents the historical results of operations of LDS for the three months ended March 31, 1998.

     (d) This column represents the historical results of operations of National for the three months ended March 31, 1998.

     (e) This adjustment represents the additional amortization expense that would have been incurred in connection with the LDS and National acquisitions. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to either identifiable intangibles such as developed technology and customer lists or goodwill with the weighted average amortization period of approximately 20 years.

     (f) This adjustment represents the elimination of interest expense in STFI's historical financial statements related to the 12 1/4% Senior Subordinated Discount Notes purchased by the Company and to the Credit Facility Term Loans and Revolving Credit Facility paid by the Company upon closing of the acquisition.

     (g) This adjustment represents the elimination of interest expense in National's historical financial statements related to the outstanding debt paid by the Company at closing.

     (h) This adjustment represents the elimination of imputed interest related to the STFI purchase resulting from the recognition of the purchase on the January 1, 1998 effective date which precedes the consummation date.

     (i) Where acquisitions were paid all or partially in cash, interest income was reduced to reflect the absence of the cash or investments for the full year.

     (j) Includes the effect of 2,680 shares issued for LDS and 1,455 shares issued for National.

     (k) EBITDA consists of earnings (loss) before interest expense, interest and other income, income tax (provision) benefit, depreciation, amortization and one-time and certain non-recurring charges, such as the charge for in-process R & D.